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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-54810 of Microsoft Corporation on Form S-4 of our report dated July 18, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 2000 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Seattle, Washington
February 21, 2001